Exhibit 99.2

LeMaitre Vascular Announces Proposed Public Offering of Common Stock

BURLINGTON, Mass., July 13, 2021 — LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of peripheral vascular devices, implants and services, today announced that it has commenced an underwritten public offering of shares of its common stock. All of the shares to be sold in the offering will be offered by LeMaitre. In addition, LeMaitre intends to grant to the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering, on the same terms and conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

LeMaitre intends to use the net proceeds from the offering to repay in full borrowings outstanding under its senior secured credit facility and for general corporate purposes, including working capital and capital expenditures and payments under its quarterly dividend program. LeMaitre may also use a portion of the net proceeds to fund potential future acquisitions.

Jefferies LLC and Stifel are acting as joint book-running managers for the proposed offering.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (SEC) and became effective on June 1, 2020. The offering is being made only by means of a written prospectus and prospectus supplement that will form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the prospectus and related preliminary prospectus supplement relating to the offering may also be obtained, when available, by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by email at Prospectus_Department@Jefferies.com, or by telephone at (877) 821-7388; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by telephone at 415-364-2720 or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LeMaitre Vascular

LeMaitre is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. LeMaitre Vascular develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding LeMaitre, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Litigation Reform Act of 1995, including LeMaitre‘s expected use of the proceeds of the proposed public offering. Such forward-looking statements involve substantial risks and uncertainties that could cause LeMaitre’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. LeMaitre undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to LeMaitre’s business in general, please refer to LeMaitre’s prospectus supplement to be filed with the SEC, including the documents incorporated by reference therein, which include LeMaitre’s Annual Report on Form 10-K filed with the SEC on March 12, 2021, LeMaitre’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2021, and LeMaitre’s other periodic reports filed with the SEC.

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Investor Relations Contacts: David Roberts President LeMaitre Vascular, Inc. 781-425-1693 droberts@lemaitre.com	J.J. Pellegrino Chief Financial Officer LeMaitre Vascular, Inc. 781-425-1691 jpellegrino@lemaitre.com